UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

EUROPEAN WAX CENTER, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 11, 2025, European Wax Center, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 reporting its financial results for the fourth quarter and fiscal year ended January 4, 2025.

All of the information included in Items 2.02 and 9.01 of this report and Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2025, the Company appointed Thomas Kim as Chief Financial Officer of the Company, effective April 7, 2025 or such earlier date that may be mutually agreed by the parties (the “Effective Date”). Mr. Kim will succeed Stacie Shirley, the Company’s current Chief Financial Officer.

Mr. Kim, age 46, most recently served as Chief Financial Officer of Brinks Home, a home security system provider, since September 2023, where he helped the company increase recurring revenues, return to strong customer retention levels and achieve higher profitability and cash flows. Previously, he served as Chief Financial Officer of Smoothie King, a health-focused smoothie company, from March 2019 to September 2023 where he played a pivotal role in transforming one of the most recognized global franchisors in the health and wellness industry. Additionally, Mr. Kim served as Chief Financial Officer of YourCause from March 2018 to February 2019, as Chief Financial Officer of Working Solutions from June 2013 to March 2018 and as Principal at MHT Partners from March 2010 to June 2013. Mr. Kim brings over a decade of executive-level finance, corporate development and business strategy experience across high-growth consumer, technology and franchise brands. Mr. Kim received a B.S. in Economics from the United States Military Academy at West Point and an M.B.A. from Harvard Business School.

In connection with the appointment of Mr. Kim as Chief Financial Officer, Mr. Kim and the Company entered into an offer letter dated March 6, 2025, which sets forth the terms of his employment with the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Kim will be entitled to receive an annual base salary of $475,000 and he will be eligible to participate in the Company’s bonus program with a target bonus of 70% of base salary. In connection with Mr. Kim’s appointment as Chief Financial Officer, Mr. Kim will receive (i) a grant of 200,000 restricted stock units, (ii) a grant of options to purchase 310,000 shares of the Company’s Class A common stock (“Common Stock”) with an exercise price equal to the closing price of a share of Common Stock on the Effective Date, (iii) a grant of options to purchase 212,500 shares of Common Stock with an exercise price of $9.00 and (iv) a grant of options to purchase 212,500 shares of Common Stock with an exercise price of $12.00. The restricted stock units will vest in equal installments on each of the first four anniversaries of the Effective Date, and the options will be exercisable on the fourth anniversary of the Effective Date, generally subject to continued employment through the applicable vesting date, subject to accelerated vesting in certain circumstances. Mr. Kim will be eligible to participate in the Company’s Change in Control and Severance Plan.

There is no arrangement or understanding between Mr. Kim and any other person pursuant to which he was appointed Chief Financial Officer of the Company. There are no transactions involving Mr. Kim requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with Mr. Kim’s appointment as the Company’s Chief Financial Officer, the Company announced that Stacie Shirley will depart from her position as Chief Financial Officer of the Company, effective as of the Effective Date. Ms. Shirley and EWC Ventures, LLC (“EWC Ventures”), a wholly-owned subsidiary of the Company, entered into a consulting agreement (the “Consulting Agreement”), dated March 10, 2025, which provides that Ms. Shirley will remain with the Company as a strategic advisor until April 30, 2025 (the “Separation Date”). Pursuant to the Consulting Agreement, Ms. Shirley will receive compensation equal to $35,416.68 per month, pro-rated as necessary.

In connection with Ms. Shirley’s departure from the Company as Chief Financial Officer, Ms. Shirley and EWC Ventures entered into a separation agreement (the “Separation Agreement”), dated March 10, 2025. Under the Separation Agreement, Ms. Shirley agreed to a general release of claims in favor of EWC Ventures and its affiliates in exchange for certain payments and benefits provided under Section 2.2(a) the Company’s Change in Control and Severance Plan, namely: (i) continued payment of her current base salary for 12 months following the Separation Date; (ii) a pro rata amount (based on number of days employed in fiscal year 2025) of the annual incentive bonus, if any, that is earned for fiscal year 2025 as determined by the Compensation Committee of the Board, to be paid in a lump sum at the time annual bonuses for fiscal year 2025 are otherwise normally paid; and (iii) subject to her election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums for such coverage paid by the Company on behalf of Ms. Shirley and her eligible dependents immediately prior to the date of termination for up to 18 months following the Separation Date, in each case subject to her compliance with the terms and conditions of the Separation Agreement.

The foregoing summaries of the Consulting Agreement and the Separation Agreement do not purport to be complete and are qualified in its entirety by reference to the Consulting Agreement and Separation Agreement, copies of which are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 11, 2025, the Company issued a press release in connection with the announcement of Mr. Kim’s appointment as Chief Financial Officer and other changes to the Company’s executive leadership team, a copy of which is furnished herewith as Exhibit 99.2.

All of the information included in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated March 6, 2025, by and between Thomas Kim and EWC Corporate, LLC.
10.2	Consulting Agreement, dated as of March 10, 2025, by and between EWC Ventures, LLC and Stacie Shirley.
10.3	Separation Agreement, dated as of March 10, 2025, by and between EWC Ventures, LLC and Stacie Shirley.
99.1	Press release reporting financial results for the fourth quarter and fiscal year ended January 4, 2025, issued by European Wax Center, Inc. on March 11, 2025.
99.2	Press release announcing executive leadership changes, issued by European Wax Center, Inc. on March 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date: March 11, 2025	By:	/s/ GAVIN M. O'CONNOR
Name: Gavin M. O'Connor
Title: Chief Administrative Officer, General Counsel and Corporate Secretary